Exhibit 99.1

Reed’s Reports Second Quarter 2025 Results

Management to Host Conference Call Tomorrow at 8:30 a.m. ET

Norwalk, CT (August 12, 2025) – Reed’s, Inc. (OTCQX: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, is reporting financial results for the three and six months ended June 30, 2025.

Q2 2025 Financial Highlights (vs. Q2 2024):

●	Net sales were $9.5 million compared to $11.9 million.
●	Gross profit was $0.8 million compared to $3.8 million, with gross margin of 8% compared to 32%. Excluding inventory write-offs of $1.6 million, gross profit for the second quarter of 2025 was $2.4 million with gross margin of 25%.
●	Delivery and handling costs were $2.83 per case compared to $2.18 per case.
●	Selling, general and administrative expenses were $5.0 million compared to $3.1 million.
●	Net loss was $6.0 million compared to $3.2 million.
●	Modified EBITDA was $(2.9) million compared to $45,000.

Management Commentary

“We are in the early stages of strengthening our commercial execution and better positioning the business for long-term growth,” said Cyril Wallace, CEO of Reed’s. “Despite softer order volumes during the quarter, we are making progress in improving our foundation by investing in sales talent, refining our marketing approach, and accelerating channel development initiatives. These initiatives are aimed at rebuilding placements with key retail partners and unlocking new opportunities for growth in underpenetrated segments such as convenience and food service.”

“As part of our efforts to align operations with current demand trends, we evaluated inventory and determined that $1.6 million of write-offs were necessary, based on product portfolio optimization. Although this impacted gross margin for the quarter, we believe it was an important step to improve inventory management and working capital efficiency, and to focus our manufacturing and supply chain resources on high-demand, actively supported SKUs.”

“Looking ahead, our focus is on driving sales growth within our core Reed’s and Virgil’s portfolios, improving margins, and positioning the Company for profitability. Expanding distribution into new channels and regions remains a key priority as we work to reach more consumers and enhance retail availability. With a focused commercial strategy and disciplined execution, we believe these efforts will create long-term value for our shareholders.”

Second Quarter 2025 Financial Results

During the second quarter of 2025, net sales were $9.5 million compared to $11.9 million in the year-ago period. The decrease was primarily driven by lower volumes with recurring national customers.

Gross profit for the second quarter of 2025 was $0.8 million compared to $3.8 million in the same period in 2024. Gross margin was 8% compared to 32% in the year-ago quarter. The decrease in gross margin was primarily driven by $1.6 million of inventory write-offs related to changes in product portfolio optimization made by new management. Excluding these inventory write-offs, gross profit for the second quarter of 2025 was $2.4 million, or 25% of net sales.

Delivery and handling costs were $1.6 million during the second quarter of 2025 compared to $1.4 million in the second quarter of 2024. Delivery and handling costs were 17% of net sales, or $2.83 per case, compared to 12% of net sales, or $2.18 per case, during the same period last year.

Selling, general and administrative expenses were $5.0 million during the second quarter of 2025 compared to $3.1 million in the year-ago quarter. The increase in SG&A was primarily driven by contract proceedings costs and the Company’s investments in personnel, marketing, and related services to support growth initiatives.

Net loss during the second quarter of 2025 was $6.0 million, or $(0.13) per share, compared to $3.2 million, or $(0.77) per share, in the second quarter of 2024.

Modified EBITDA was $(2.9) million in the second quarter of 2025 compared to $45,000 in the second quarter of 2024.

Liquidity and Cash Flow

For the second quarter of 2025, the Company used approximately $5.0 million of cash from operating activities compared to cash used of $0.9 million for the same period in 2024.

As of June 30, 2025, the Company had approximately $2.7 million of cash and $9.7 million of total debt net of deferred financing fees. This compares to $10.4 million of cash and $9.6 million of total debt net of deferred financing fees at December 31, 2024.

Conference Call

The Company will conduct a conference call tomorrow, August 13, 2025, at 8:30 a.m. Eastern time to discuss its results for the three months ended June 30, 2025.

Reed’s management will host the conference call, followed by a question-and-answer period.

Date: Wednesday, August 13, 2025

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (800) 717-1738

International dial-in number: (646) 307-1865

Conference ID: 89617

Webcast: Reed’s Q2 2025 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at (720) 330-2829.

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and better-for-you sodas. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 32,000 stores nationwide.

Reed’s is known as America’s original ginger beer brand. Crafted using real ginger and premium ingredients, Reed’s portfolio includes ginger beers, ginger ales, ready-to- drink ginger mules and hard ginger ales in both classic and zero sugar varieties. The brand also recently launched a new functional soda line featuring adaptogenic ingredients.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and Cola.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, or caffeine.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com.

Non-GAAP Financial Measures

In addition to our GAAP results, we present Modified EBITDA and gross profit and gross margin excluding inventory write-offs as supplemental measures of our performance. However, these non-GAAP financial measures are not recognized measurements under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, gross profit, gross margin or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, tax expense, depreciation and amortization, stock-based compensation, changes in fair value of warrant expense, change in fair value of SAFE agreements, legal and insurance settlements, contract proceedings, non-recurring professional fees, inventory write-offs associated with exited categories and major packaging and formula changes, one-time changes in policy, impact of changes to accounting methodology and one-time restructuring-related costs including employee severance and asset impairment. We define gross profit excluding inventory write-offs as gross profit plus inventory write-offs, and we define gross margin excluding inventory write-offs as gross profit excluding inventory write-offs divided by net sales.

Management considers our core operating performance to be that which our managers can effect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating our non-GAAP measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments set forth below. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

A reconciliation of net loss to Modified EBITDA for the three and six months ended June 30, 2025, and 2024 is contained in the tables accompanying this press release.

We present the foregoing non-GAAP measures because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use these non-GAAP measures in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. Our non-GAAP financial measures have limitations as analytical tools, including, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements. These forward- looking statements are typically identified by terms such as “aim,” “believe,” “look forward to,” “can,” “will,” “realize,” “deliver,” and similar expressions. Forward-looking statements include, but are not limited to, statements about our strategic initiatives and investments, our ability to achieve our strategic objectives, expand our business and generate long-term value. These forward-looking statements are based on current expectations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: our ability to compete successfully; our ability to manage growth, including the expansion of our business to markets in Asia; our ability to refinance our credit facility on favorable terms; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; our ability to attract and retain qualified management and personnel; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, co-packers and distributors; our ability to continue to innovate; protection of intellectual property; inventory shortages or write-offs; general political or destabilizing events, including the wars in Ukraine and Israel; the effect of evolving domestic and foreign government regulations, including those addressing tariffs, data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K filed on March 28, 2025 and our quarterly report on Form 10-Q for the period ended June 30, 2025 to be filed with the Securities and Exchange Commission (SEC), which will be available on the SEC’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

ir@reedsinc.com

(720) 330-2829

REED’S, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2025 and 2024

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$9,523	$11,874	$19,552	$21,469

Cost of goods sold	7,110	8,043	13,682	14,225
Inventory write-offs	1,606	-	1,661	-
Total cost of goods sold	8,716	8,043	15,343	14,225

Gross profit	807	3,831	4,209	7,244

Operating expenses:
Delivery and handling expense	1,572	1,423	3,199	2,925
Selling and marketing expense	1,271	1,097	2,773	2,190
General and administrative expense	3,757	1,980	5,772	3,448
Total operating expenses	6,600	4,500	11,744	8,563

Loss from operations	(5,793)	(669)	(7,535)	(1,319)

Interest expense	(301)	(1,150)	(590)	(2,173)
Other income	46	-	46	-
Change in fair value of SAFE investments	-	(1,393)	-	(1,393)

Net loss	(6,048)	(3,212)	(8,079)	(4,885)

Dividends on Series A Convertible Preferred Stock	(5)	(5)	(5)	(5)

Net Loss Attributable to Common Stockholders	$(6,053)	$(3,217)	$(8,084)	$(4,890)

Loss per share – basic and diluted	$(0.13)	$(0.77)	$(0.18)	$(1.17)

Weighted average number of shares outstanding – basic and diluted	46,367,047	4,187,291	45,871,898	4,187,291

REED’S, INC.,

CONDENSED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash	$2,677	$10,391
Accounts receivable, net of allowance of $1,091 and $859, respectively	5,002	3,979
Inventory, net	13,180	8,114
Receivable from former related party	169	144
Prepaid expenses and other current assets	862	683
Total current assets	21,890	23,311

Property and equipment, net of accumulated depreciation of $751 and $636, respectively	1,165	1,185
Intangible assets	650	644
Total assets	$23,705	$25,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,478	$6,956
Accrued expenses	2,894	984
Senior secured loan, net of deferred financing costs of $164 and $329, respectively	9,736	9,571
Payable to former related party	-	144
Current portion of lease liabilities	46	-
Total current liabilities	21,154	17,655

Lease liabilities, less current portion	816	837
Total liabilities	21,970	18,492

Stockholders’ equity:
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94	94
Common stock, $.0001 par value, 60,000,000 shares authorized; 48,673,722 and 45,371,247 shares issued and outstanding, respectively.	5	5
Additional paid in capital	161,604	158,433
Accumulated deficit	(159,968)	(151,884)
Total stockholders’ equity	1,735	6,648
Total liabilities and stockholders’ equity	$23,705	$25,140

REED’S, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2025 and 2024

(Unaudited)

(Amounts in thousands)

	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net loss	$(8,079)	$(4,885)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	92	58
Loss on disposal of property and equipment	-	-
Amortization of debt discount	199	390
Fair value of vested options	56	222
Change in the fair value of SAFE investments	-	1,393
Change in allowance for doubtful accounts	232	(650)
Inventory write-offs and change in reserve	1,661	(1,009)
Accrued interest	-	638
Changes in operating assets and liabilities:
Accounts receivable	(1,255)	(1,075)
Inventory	(6,728)	2,086
Prepaid expenses and other assets	(179)	(594)
Decrease in right of use assets	23	79
Accounts payable	1,637	299
Accrued expenses	1,906	(155)
Lease liabilities	25	(104)
Net cash used in operating activities	(10,410)	(3,307)
Cash flows from investing activities:
Trademark costs	(6)	(6)
Purchase of property and equipment	(95)	(28)
Net cash used in investing activities	(101)	(34)
Cash flows from financing activities:
Proceeds from line of credit	-	19,501
Payments on line of credit	-	(20,336)
Proceeds from sale of common stock	3,000	-
Proceeds from SAFE agreement	-	4,097
Payment of cash recorded as debt discount	(34)	(152)
Amounts from former related party, net	(169)	(46)
Net cash provided by financing activities	2,797	3,064

Net decrease in cash	(7,714)	(277)
Cash at beginning of period	10,391	603
Cash at end of period	$2,677	$326

Supplemental disclosures of cash flow information:
Cash paid for interest	$400	$1,146
Non-cash investing and financing activities:
Reclass SAFE agreement from accounts payable to equity	115	-
Dividends on Series A Convertible Preferred Stock	$5	$5

REED’S, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

For the Three and Six Months Ended June 30, 2025 and 2024

(Unaudited)

(Amounts in thousands)

	Three Months Ended June 30
	2025	2024
Net loss	$(6,048)	$(3,212)

Modified EBITDA adjustments:
Depreciation and amortization	39	70
Tax expense	-	21
Interest expense	301	1,150
Change in fair value of SAFE investments	-	1,393
Stock option and other noncash compensation	99	93
Inventory write-offs	1,606
Professional fees	208	334
Severance	-	26
Contract proceedings	850	170
Total EBITDA adjustments	$3,103	$3,257

Modified EBITDA	$(2,945)	$45

	Six Months Ended June 30,
	2025	2024
Net loss	$(8,079)	$(4,885)

Modified EBITDA adjustments:
Depreciation and amortization	92	138
Income taxes	-	75
Interest expense	590	2,173
Change in fair value of SAFE investments	-	1,393
Product quality hold write-down	-	29
Stock option and other noncash compensation	146	222
Inventory write-offs	1,661
Professional fees	208	334
Severance expense	3	26
Contract proceedings	850	-
Legal settlements	-	170
Total EBITDA adjustments	$3,550	$4,560

Modified EBITDA	$(4,529)	$(325)